EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Stoke Therapeutics, Inc:

We consent to the use of our report dated March 26, 2019, except as to notes 1 and 14, as to which the date is June 7, 2019, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, MA

June 7, 2019